Exhibit 10.7

Name:	[●]
Number of Shares of Restricted Stock:	[●]
Date of Issue:	September 30, 2015

SURGERY PARTNERS, INC.
2015 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This agreement (the “Agreement”) evidences the exchange of [●] Class B Units (the “Units”) of Surgery Center Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), for Restricted Stock of Surgery Partners, Inc., a Delaware corporation (the “Company”) together with the right to certain payments under the Income Tax Receivable Agreement (the “ITR Agreement”) as described in, and in connection with the transactions contemplated by, that certain Reorganization Agreement, dated as of September 30, 2015, between the Company, Holdings, H.I.G. Surgery Centers, LLC (together with its affiliates, “H.I.G.”), and the Members (as such term is defined in the Reorganization Agreement) (the “Reorganization Agreement”), pursuant to which the Recipient agreed to exchange a portion of the Recipient’s outstanding Class B Units in exchange for Restricted Stock.
1.Restricted Stock. In connection with the transactions contemplated by the Reorganization Agreement, on the date set forth above (the “Date of Issue”), the Company hereby issues to [●] (the “Recipient”) the number of shares of Restricted Stock set forth above (the “Restricted Stock”) (together with the right to certain payments under the ITR Agreement as described in the Reorganization Agreement) in exchange for the Units, as set forth on Schedule I of the Reorganization Agreement. The Restricted Stock is issued on the terms provided herein and subject to the terms of the Company’s 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), and the Recipient’s right to the Restricted Stock is subject to the restrictions described in this Agreement and the Plan.
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
3.Vesting. As used in this Agreement with respect to any share of Restricted Stock, the term “vest” means the lapsing of the restrictions described herein with respect to such share, subject to the terms of the Plan. Unless earlier terminated, relinquished, expired or forfeited, (a) 20% of the Restricted Stock shall vest on each of the first, second, third, fourth and fifth anniversaries of January 7, 2015; and (b) 100% of any then outstanding and unvested Restricted Stock shall vest upon the earlier to occur of: (i) a Covered Transaction after the Date of Issue, or (ii) the sale for cash by H.I.G., in one transaction or a series of transactions, of eighty five percent (85%) or more of the shares of common stock held by H.I.G. immediately following the transactions contemplated by the Reorganization Agreement and prior to the completion of the Company’s initial public offering; in all cases subject to the Recipient remaining in continuous Employment through each applicable vesting date.
4.Forfeiture. Upon termination of the Recipient’s Employment for any reason, including death, any shares of Restricted Stock subject to this Agreement that are then outstanding and unvested shall be automatically and immediately forfeited; moreover, any such Restricted Stock shall be automatically and immediately forfeited for no consideration, upon violation by the Recipient of any of the Restrictive Covenants (as defined below). The Recipient hereby (a) appoints the Company as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (b) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (c) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Stock that is forfeited hereunder.
5.Transfer. The Restricted Stock may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.Retention of Certificates, etc. Any certificates representing unvested Restricted Stock shall be held by the Company. If unvested Restricted Stock is held in book entry form, the Recipient agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.
7.Legends, Etc. Any certificates representing unvested Restricted Stock will bear such legends as determined by the Company that discloses the restrictions on transferability imposed on such Restricted Stock as a result of this Agreement and the Plan. As soon as practicable following the vesting of any such Restricted Stock, the Company shall cause a certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the Recipient, if applicable. If any shares of Restricted Stock or Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such shares.
8.Dividends, etc. The Recipient shall be entitled to (a) receive any and all dividends or other distributions paid with respect to those shares of Stock of which he or she is the record owner on the record date for such dividend or other distribution, and (b) vote any shares of Stock of which he or she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the shares of Stock be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Section 8 to Stock shall refer, mutatis mutandis, to any shares of Restricted Stock.
9.Sale of Vested Stock. The Recipient understands that he or she will be free to sell any share of Restricted Stock once it has vested, subject to (a) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such share, (b) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose, and (c) applicable requirements of federal and state securities laws. Shares of unvested Restricted Stock may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as the Administrator may provide.

10.	Certain Tax Matters. The Recipient expressly acknowledges the following:
(a)The Recipient acknowledges and agrees that he or she will execute and deliver to the Company promptly following the Date of Issue a copy of the Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit A (the “Election Form”). The Election Form shall be filed by the Recipient with the appropriate Internal Revenue Service office(s) no later than thirty (30) days after the Date of Issue. Prior to making such filing(s), the Recipient shall provide a completed draft of such Election Form to the Company for its review and approval. The Recipient acknowledges and agrees that he or she has the sole responsibility to consult with his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such a filing is desirable under the circumstances.
(b)The issuance or vesting of the Restricted Stock acquired hereunder, and the payment of dividends with respect to such shares, may give rise to “wages” subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient’s rights hereunder are subject to the Recipient promptly paying to the Company in cash or by such other means) as may be acceptable to the Administrator in its sole discretion (including through the Company’s withholding of shares of Stock, but not in excess of the minimum withholding required by law), all amounts required to be withheld with respect to U.S. federal, state, local and non-U.S. taxes. The Recipient authorizes the Company and its Affiliates to withhold such amounts from any amounts otherwise payable to the Recipient, but nothing in this sentence should be construed as relieving the Recipient of any liability for satisfying his or her obligation under the preceding provisions of this Section.
(c)The Company and the Recipient acknowledge and agree that as of the Date of Issue, the fair market value of each of the Restricted Stock and of the Units exchanged therefore is $[●]. The parties shall prepare and file all tax returns, including the Election Form, consistent with such fair market value.

11.Forfeiture; Recovery of Compensation. By accepting the Restricted Stock, the Recipient expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Restricted Stock, under this Agreement, with respect to the Restricted Stock or any Stock received following the vesting of the Restricted Stock or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 15 of this Agreement.
12.Confidential Information. Other than in the performance of his or her duties as an Employee, during the Restrictive Period (as defined below) and thereafter, the Recipient shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of the Recipient or any third party, any Confidential Information. As used in this Agreement, “Confidential Information” shall mean any information relating to the business or affairs of the Company, any of its Affiliates or the business of owning, operating, developing and/or managing, or providing management or administrative services to, (a) ambulatory surgery centers anywhere in the United States or (b) physician-owned surgical hospitals within a fifty (50) mile radius of any hospital that is owned, operated, developed or managed by Company or any Affiliate of Company (the “Business”), including but not limited to any technical or non-technical data, formulae, compilations, programs, devices, methods, techniques, designs, processes, procedures, improvements, models, manuals, financial data, acquisition strategies and information, information relating to operating procedures and marketing strategies, and any other proprietary information used by the Company or any of its Affiliates in connection with the Business, irrespective of its form; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry, in each case through no wrongful act on the part of the Recipient. The Recipient acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and its Affiliates. The Recipient will immediately notify the Company of any unauthorized possession, use, disclosure, copying, removal or destruction, or attempt thereof, of any Confidential Information by anyone of which the Recipient becomes aware and of all details thereof. The Recipient shall take all reasonably appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Recipient shall deliver to the Company at the termination or expiration of the Recipient’s Employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, computers, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information or the business of the Company or any of its Affiliates which the Recipient may then possess or have under his or her control.
13.Restrictive Covenants. The Recipient acknowledges that in the course of the Recipient’s Employment, the Recipient has been or will be given access to and has or will become familiar with trade secrets of the Company or of its Affiliates, or of their predecessors or successors, and with other Confidential Information and that the Recipient’s services have been and shall be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, and in further consideration of the Restricted Stock issued hereunder and compensation to be paid to the Recipient by the Company and its Affiliates, and to protect the Company’s and its Affiliates’ Confidential Information, business interests and goodwill:
(a)Non-compete. The Recipient hereby agrees that for a period commencing on the date hereof and ending on the date of termination of the Recipient’s Employment (the “Termination Date”), and thereafter, through the period ending on the first anniversary of the Termination Date (collectively, the “Restrictive Period”), the Recipient shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co‑partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company and its Affiliates) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or is actively developing or attempting to develop in any element of the Business anywhere within a 50-mile radius of the Nashville metropolitan area or within a 50-mile radius of any area (or in the event such area is a major city, the metropolitan area relating to such city) in which the Company or any of its Affiliates on the Termination Date actively engages or is actively developing or attempting to develop in any element of the Business (the “Territory”); provided, however, that nothing contained herein shall be construed to prevent the Recipient from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over‑the‑counter market, but only if the Recipient is not involved in the business of said corporation and if the Recipient and the Recipient’s associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of 3% of the stock of such corporation. With respect to the Territory, the Recipient specifically acknowledges that the Company intends to expand the Business into and throughout the United States. The restrictions set forth in this Section 13(a) shall not apply to the Recipient if the Recipient’s Employment is terminated by the Company or any of its Affiliates without Cause or due to the Recipient’s resignation for Good Reason. If the Recipient is party to an effective employment or severance-benefit agreement with the Company or an Affiliate that contains a definition of “Good Reason,” the definition set forth in such agreement will apply with respect to the Recipient under this Agreement for so long as such agreement is in effect. Otherwise, for purposes of this Agreement, “Good Reason” will mean any of the following events or conditions occurring without the Recipient’s express written consent: (i) a material reduction in the Recipient’s base compensation, (ii) a material diminution of the Recipient’s level of responsibilities for the Company, (iii) a material reduction in the aggregate level of deferred compensation and health and welfare benefits provided by the Company to the Recipient, other than any such reduction that affects, or that is similar to a change in benefits that affects, all other similarly situated Employees, or (iv) a change of fifty (50) miles or more in the Recipient’s principal work location; provided, however, that in order to be able to terminate his or her employment for Good Reason, (A) the Recipient must notify the Company in writing of the first occurrence of the Good Reason condition within thirty (30) days of the first occurrence of such condition; (B) the Recipient must cooperate in good faith with the Company's efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (C) notwithstanding such efforts, there shall have been a continuation of the Good Reason condition beyond the end of the Cure Period; and (D) the Recipient must terminate his or her employment within thirty (30) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. Termination of employment for Good Reason is intended to be an involuntary separation of service for purposes of Section 409A, and will be construed accordingly.
(b)Interference with Relationships. Without limiting the generality of the provisions of Section 13(a) hereof, the Recipient hereby agrees that, for a period commencing on the date hereof and ending on the Termination Date, and thereafter, through the period ending on the second anniversary of the Termination Date (the “Non-Solicit Restrictive Period”), the Recipient will not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, (i) solicit or encourage, or participate in any business which solicits or encourages (A) any person, firm, corporation or other entity which has executed, or proposes to execute, a management services agreement or other services agreement with the Company or any of its Affiliates at any time during the term of this Agreement, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts related to any element of the Business, or (B) any present customer or patient of the Company or of any of its Affiliates or of any practice or facility (i) in which the Company or any of its Affiliates has an ownership interest or (ii) that is managed by or receives other services from the Company or any of its Affiliates in connection with any element of the Business (an “Affiliated Practice”) to terminate or otherwise alter his, her or its relationship with the Company or any of its Affiliates or such Affiliated Practice; provided, however, that nothing contained herein shall be construed to prohibit or restrict the Recipient from soliciting business from any such parties on behalf of the Company or any of its Affiliates in performance of the Recipient’s duties as an Employee, or (ii) divert, entice away, solicit or encourage, or attempt to divert, entice away, solicit or encourage, any physician who utilizes or has invested in an Affiliated Practice to become an owner, investor or user of another practice or facility that is not an Affiliated Practice or approach any such physician for any of the foregoing purposes or authorize or assist in the taking of any such action by any third party. In addition, at all times from and after the Termination Date, the Recipient shall not contact or communicate in any manner with any of the Company’s or any of its Affiliates’ suppliers or vendors, or any other third party providing services to the Company or any of its Affiliates, regarding the Company, any of its Affiliates or any Company- or any such Affiliate-related matter (which suppliers, vendors or third party service providers will include, without limitation, any third party with whom the Company or any of its Affiliates was, during the term of the Recipient’s Employment, contemplating engaging, or negotiating with, for the future provision of products or services).
(c)Non-solicitation. Other than in the performance of the Recipient’s duties in connection with the Recipient’s Employment, during the Non-Solicit Restrictive Period, the Recipient shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co partner or in any other individual or representative capacity, employ, recruit or solicit for employment or engagement, any person who is employed or engaged by the Company or any of its Affiliates or any of its Affiliated Practices during the Non-Solicit Restrictive Period, or otherwise seek to influence or alter any such person’s relationship with any of the Affiliated Practices, the Company or any of their Affiliates; provided, however that responses to a general solicitation (such as an internet or newspaper solicitation) that are not targeted towards any particular person shall not be deemed to be a violation of the restrictions set forth in this Section 13(c).
(d)Blue Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant (as defined below) too lengthy or the Territory too extensive, the other provisions of this Section 13 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.
(e)Covenant Not to Disparage. During the Restrictive Period and thereafter, the Recipient shall not disparage, denigrate or derogate in any way, directly or indirectly, the Company, any of its Affiliates, or any of its or their respective agents, officers, directors, employees, parent, subsidiaries, affiliates, Affiliated Practices, affiliated doctors (including any physicians who utilize or have invested in any Affiliated Practice), representatives, attorneys, executors, administrators, successors and assigns (collectively, the “Protected Parties”), nor shall the Recipient disparage, denigrate or derogate in any way, directly or indirectly, her experience with any Protected Party, or any actions or decisions made by any Protected Party.
(f)Remedies. The Recipient acknowledges and agrees that the covenants set forth in this Section 13 and the preceding Section 12 (collectively, the “Restrictive Covenants”) are reasonable and necessary for the protection of the business interests of the Company and its Affiliates, that irreparable injury may result to the Company and its Affiliates if the Recipient breaches any of the terms of said Restrictive Covenants, and that in the event of the Recipient’s actual or threatened breach of any such Restrictive Covenants, the Company and its Affiliates will have no adequate remedy at law. The Recipient accordingly agrees that in the event of any actual or threatened breach by her of any of the Restrictive Covenants, the Company and its Affiliates shall be entitled to immediate temporary injunctive and other equitable relief subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In addition and supplementary to other rights and remedies existing in its (or their) favor, in the event of the material breach by the Recipient of any of the provisions of this Section 13, the Company (and/or its Affiliates) shall be entitled to require the Recipient to account for and pay over to the Company (and/or its Affiliates) all compensation, profits, moneys, accruals, increments or other benefits actually derived from or received as a result of any transactions constituting a breach of the covenants contained in this Agreement. In addition, in the event of an alleged breach or violation by the Recipient of this Section 13, the restricted periods set forth in this Section 13 shall be tolled until such breach or violation has been duly cured.
(g)Acknowledgement. The Recipient understands that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the business of the Company and its Affiliates, but the Recipient nevertheless believes that the Recipient has received and will receive sufficient consideration and other benefits as an Employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his or her education, skills and ability), the Recipient does not believe would prevent him or her from otherwise earning a living. The Recipient acknowledges that the Restrictive Covenants are reasonable and that the Recipient has reviewed the provisions of this Agreement with his or her legal counsel. The Recipient shall inform any prospective or future employer of any and all restrictions contained in this Agreement and provide such employer with a copy of such restrictions, prior to the commencement of that employment.
14.Effect on Employment. The issuance of the Restricted Stock will not give the Recipient any right to be retained as an employee of, or other service provider to, the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Recipient at any time, or affect any right of such Recipient to terminate his or her Employment at any time.
15.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Issue has been furnished to the Recipient. By acceptance of the Restricted Stock, the Recipient agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
16.Acknowledgements. The Recipient acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Recipient.
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Executed as of the _____ day of September, 2015.

Company:                    SURGERY PARTNERS, INC.

By: ______________________________
Name:
Title:

Recipient:                    __________________________________
Name:

Address:
__________________________________
__________________________________
__________________________________

[Signature Page to Restricted Stock Agreement]

EXHIBIT A

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.
1.    The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:
Taxpayer’s Name:
Taxpayer’s Social Security Number:
Address:
Taxable Year: Calendar Year 2015

2.    The property that is the subject of this election is [●] unvested shares of common stock of Surgery Partners, Inc., a Delaware corporation (the “Company”), representing restricted shares of common stock of the Company (“Restricted Stock”).
3.    The Restricted Stock was transferred to the undersigned on September 30, 2015.
4.    The Restricted Stock is subject to the following restrictions: (a) restrictions on vesting based on continued service through the applicable vesting date, (b) immediate forfeiture upon a termination of employment with the Company or an affiliate, and (c) restrictions should the undersigned wish to transfer the Restricted Stock (in whole or in part).
5.    The fair market value of the Restricted Stock at the time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $[●].
6.    For the Restricted Stock transferred, the undersigned transferred $[●] worth of Class B Units of Surgery Center Holdings, LLC, a Delaware limited liability company.
7.    The amount to include in gross income is $0.
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Date: ___________________                ___________________________________
Taxpayer